Exhibit 10.2

AMENDMENT NO. 2

TO

EMPLOYMENT AGREEMENT

This Amendment No. 2 (this “Amendment”), dated as of April 29, 2015, is made by and between Sprouts Farmers Markets, Inc., a Delaware corporation (the “Company”), and Amin N. Maredia (the “Executive”).

WHEREAS, the Company and Executive are parties to an employment agreement dated as of July 15, 2011 (the “Effective Date”), as amended on April 18, 2013 (collectively, the “Employment Agreement”); and

WHEREAS, the parties desire to amend the Employment Agreement as provided below.

NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the parties hereby agree as follows, in each case effective as of the Effective Date:

1. Amendment to Section 4.3. Section 4.3(c)(i) shall hereby be amended by replacing “12” with “24”.

2. Amendments to Section 3.4. Section 3.4 shall hereby be amended by renumbering the current Section 3.4 as Section 3.4(a) and adding a new Section 3.4(b), as follows:

“(b) The Company will timely reimburse Executive for the premiums paid by Executive for a life insurance policy of at least $5 million in death benefit and a disability insurance policy that Executive has in effect from time to time during the Employment Period (collectively, the “Life/Disability Policies”). The terms and conditions of, and the benefits payable to Executive or his estate/beneficiaries under, the Life/Disability Policies during the Employment Period will not differ in any material adverse way from the Life/Disability Policies in place as of the Effective Date. The proceeds from the Life/Disability Policies are and will be the property of the Executive or Executive’s estate and/or beneficiaries, and not the property of the Company. Upon the end of the Employment Period, the Company will transfer to Executive all ownership rights in the Life/Disability Policies.”

3. Ratification. All other provisions of the Employment Agreement remain unchanged and are hereby ratified by the Company and Executive.

IN WITNESS WHEREOF, the parties have executed this Amendment on the date set forth above.

Sprouts Farmers Markets, Inc.

By:	/s/ Doug Sanders
Name:	Doug Sanders
Title:	President/CEO

Executive

By:	/s/ Amin N. Maredia
Amin N. Maredia